UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Consent Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  |  |
Filed by a Party other than the Registrant  [X]

Check the appropriate box:
[X]  Preliminary Consent Statement Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]  Definitive Consent Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CRITICARE SYSTEMS, INC.
________________________________________________________________________________________________________
(Name of Registrant as Specified in Its Charter)

BLUELINE PARTNERS, L.L.C. ________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
|X|  No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
____________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
____________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
____________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
____________________________________________________________________________

(5)	Total fee paid:
____________________________________________________________________________

[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
____________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:
____________________________________________________________________________

(3)	Filing Party:
____________________________________________________________________________

(4)	Date Filed:
____________________________________________________________________________

BLUELINE PARTNERS L.L.C.

To our Fellow Stockholders of Criticare Systems, Inc.:

        BlueLine Partners, L.L.C. (“BlueLine”) together with its affiliated entities is the largest stockholder of Criticare Systems, Inc. (“Criticare” or the “Company”) and currently hold 1,318,700 shares, or approximately 10.7%, of the Company’s outstanding common stock. BlueLine invests primarily in medical device companies and seeks to invest when it believes a company is undervalued relative to its potential and in a situation where BlueLine’s efforts can help to create or unlock value. BlueLine is a long-term investor that has held shares in Criticare for more than two years. During this time, we have sought to engage with management and members of the Company’s Board of Directors (the “Board”) to provide the Company with perspective from outside the Company and advice on the execution of its business plan and other related issues influencing Criticare’s stock price.

        Central to BlueLine’s advice has been the need for Criticare’s Board to become more active and to fulfill its responsibilities in representing the interests of the Company’s stockholders. The Company’s Board has historically been quite passive, rarely holding meetings in person and having at least one committee that — according to the Company’s filings with the Securities and Exchange Commission — has never met. Based upon BlueLine’s experiences with the Company and the Board’s continuing passivity, we question the commitment of the Company’s current directors to take actions that may be necessary to improve the Company’s performance.

        BlueLine is therefore asking for your help to re-form the Board and elect a new majority of directors who are independent of management and have the experience and commitment necessary to properly represent the interests of the Company’s stockholders. BlueLine believes it is imperative for the Company’s stockholders to act now to protect their interests and to preserve the current value inherent in the Company’s business.

        More than a year ago, the Company launched three major product initiatives with tremendous individual and combined potential. These are: (i) the MRI product developed in collaboration with Medrad, Inc.; (ii) the new portable cardiac monitor introduced after the termination of the Alaris OEM (original equipment manufacturer) relationship; and (iii) discussions with at least three entities over major new OEM relationships relating to the Company’s respiratory gas monitoring system. BlueLine believes that none of these initiatives has been executed to its full potential and none has matched the original guidance provided by the Company’s management.

        While management deserves credit for playing a role in creating the product opportunities listed above, BlueLine believes that the current team does not by itself have the skills necessary to effectively manage the current business opportunities. This would include the ability to manage multiple new product launches, to negotiate and execute new sales and partnership agreements and to control new and expanded manufacturing processes. BlueLine also believes that the current Board either lacks the ability to recognize the existing deficiencies or is unwilling to exercise its authority to help correct this situation. This has long been the case. Criticare announced in 1999 that it was making a strategic shift to focus on higher-margin niche OEM product offerings. Now, seven years later, the Company is still in the initial stages of developing this new business model, with OEM sales still representing less than one-third of the Company’s revenue.

        Despite the Company’s current shortcomings, BlueLine is confident that it is not too late to capitalize on Criticare’s current opportunities and deliver value to the Company’s stockholders. BlueLine specializes in investing in microcap medical device companies that are having trouble realizing their inherent potential. BlueLine’s team includes individuals with extensive experience in managing, consulting to and serving as board members to such companies. Once invested, BlueLine typically plays an active role advising and assisting companies and frequently helps companies identify and recruit new officers and directors. We stand ready to play a similar role at Criticare if we are permitted the opportunity.

        Accordingly, we are commencing a solicitation of written consents from the holders of the Company’s common stock to take the following actions in the following order (the “Proposals”) without a stockholders’ meeting, as permitted by Delaware law, the Company’s Restated Certificate of Incorporation and the Company’s By-laws:

1.	Repeal each provision of the Company’s By-laws or amendment thereto adopted subsequent to March 13, 2006 and prior to the effectiveness of the Proposals;

2.	Amend Section 3.02 of Article III of the Company’s By-laws to provide that the entire board of directors will be elected each year;

3.	Remove all six of the present members of the Board of Directors of the Company and any person or persons elected or designated by any such directors to fill any vacancy or newly created directorship;

4.	Amend Section 3.01 of Article III of the Company’s By-laws to fix the number of directors of the Company at five (5); and

5.	Elect William Moore, Cindy Collier, and Robert Munzenrider and re-elect Emil Soika and Sam Humphries as directors of the Company.

        As an investment firm and the Company’s largest stockholder, BlueLine’s sole interest is in seeing the Company perform to its full potential, and thereby maximize value for all of the Company’s stockholders. The new directors we propose for election to the Board will take seriously their responsibilities as directors of the Company and are committed to representing the interests of the Company’s stockholders.

        WE URGE YOU TO VOTE IN FAVOR OF THESE PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED CONSENT CARD.

BLUELINE PARTNERS, L.L.C.

IMPORTANT INSTRUCTIONS ON VOTING YOUR SHARES

        If your shares of Criticare’s common stock are registered in your own name, please sign, date and mail the enclosed consent card to BlueLine Partners, L.L.C. at 4115 Blackhawk Plaza Circle, Suite 100, Danville, California 94506, Attention: Scott A. Shuda.

        If (and more likely) your shares of Criticare’s common stock are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a consent card with respect to your shares of Criticare’s common stock and only upon receipt of specific instructions from you. Accordingly, you should forward the consent card to the person responsible for your account with the following written information and instructions:

1.	Name of the account holder
2.	Account number
3.	Number of shares to be voted or your behalf
4.	Explicit instructions such as “vote yes on all of the proposals”
5.	Request that these instructions be forwarded to the Corporate Actions Department at your brokerage firm
6.	Instruct that the executed consent card be mailed to BlueLine as specified on the consent card

        BlueLine urges you to provide a copy of your instructions to BlueLine Partners L.L.C. at 4115 Blackhawk Plaza Circle, Suite 100, Danville, California 94506, facsimile: (925) 648-2086, Attention: Scott A. Shuda, so that BlueLine will be aware of all instructions given and can attempt to ensure that such instructions are followed.

        If you have any questions about executing your consent or require assistance, please contact:

BlueLine Partners, L.L.C.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506
Telephone: (925) 648-2085
Facsimile: (925) 648-2086
Attention: Scott A. Shuda

PRELIMINARY COPY
SUBJECT TO COMPLETION
__________, 2006

CONSENT STATEMENT OF BLUELINE PARTNERS, L.L.C.

        This Consent Statement is furnished by BlueLine Partners, L.L.C., a Delaware limited liability company, which together with its affiliated entities (collectively, “BlueLine”), is the largest stockholder of Criticare Systems, Inc., a Delaware corporation (“Criticare” or the “Company”). This Consent Statement is being furnished in connection with the solicitation by BlueLine of written consents from the holders of Common Stock of the Company, to take the following actions in the following order (the “Proposals”) without a stockholders’ meeting, as permitted by Delaware law, the Company’s Restated Certificate of Incorporation and the Company’s By-laws:

1.	Repeal each provision of the Company’s By-laws or amendment thereto adopted subsequent to March 13, 2006 and prior to the effectiveness of the Proposals;

2.	Amend Section 3.02 of Article III of the Company’s By-laws to provide that the entire board of directors will be elected each year;

3.	Remove all six of the present members of the Board of Directors of the Company and any person or persons elected or designated by any such directors to fill any vacancy or newly created directorship;

4.	Amend Section 3.01 of Article III of the Company’s By-laws to fix the number of directors of the Company at five (5); and

5.

Elect William Moore, Cindy Collier, and Robert Munzenrider (collectively, the “New Directors”) and re-elect Emil Soika and Sam Humphries (together with the New Directors, the “Nominees”) as directors of the Company.

        All of the Proposals are designed to improve the Company’s performance and thereby maximize stockholder value for the benefit of all stockholders. Stockholders of the Company are being asked to express their consent to the Proposals on the accompanying consent card. The effectiveness of each of the Proposals is subject to, and conditioned upon, the sequential adoption of each of the prior Proposals by the holders of record, as of the close of business on the Record Date (as hereinafter defined), of a majority of the shares of Company common stock then outstanding (including the receipt of consents from such holders to the removal of each member of the Company’s Board of Directors and to the election of each new Nominee). Stockholders of record as of the close of business on the Record Date will be entitled to one vote for each share of the Company’s common stock for which they are entitled to give consent. BLUELINE RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS BY SIGNING, DATING, COMPLETING AND RETURNING THE ENCLOSED CONSENT CARD.

        Section 213 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 2.05 of the Company’s By-laws provides that for the purpose of determining stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix the record date. If no record date is fixed by the Board and no prior action is required by the Board, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be the day on which the first written consent is expressed. BlueLine delivered a signed consent to the Company on August 28, 2006, and no prior action by the Board was required. Accordingly, the record date for the solicitation made hereby is August 28, 2006 (the “Record Date”).

        The Proposals will become effective when properly completed, unrevoked consents are signed by the holders of record on the Record Date of a majority of shares of the Company’s common stock then outstanding and such consents are delivered to the Company. The effectiveness of each of the Proposals is subject to, and conditioned upon, the adoption of each of the other Proposals by the holders of record, as of the close of business on the Record Date, of a majority of the shares of the Company’s common stock then outstanding (including the receipt of consents from such holders to the removal of each member of the Company’s Board of Directors and to the election of each Nominee). See “Consent Procedure.”

        This Consent Statement and the related consent card are first being sent or made available on or about _____, 2006 to all holders of record of shares of the Company’s common stock on the Record Date. On the Record Date, BlueLine was the beneficial owner of 1,318,700 shares of the Company’s common stock.

THIS SOLICITATION IS BEING MADE BY BLUELINE AND NOT ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY.

        BLUELINE RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS. YOUR CONSENT IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED CONSENT CARD AND RETURN IT PROMPTLY TO BLUELINE PARTNERS, L.L.C. AT 4115 BLACKHAWK PLAZA CIRCLE, SUITE 100, DANVILLE, CALIFORNIA 94506, ATTENTION: SCOTT A. SHUDA.

        Because the Proposals will become effective only if executed consents are returned by holders of record on the Record Date of a majority of the total number of shares of the Company’s common stock then outstanding, the failure to execute and return a consent will have the same effect as voting against the Proposals.

        If your shares of Criticare’s common stock are registered in your own name, please sign, date and mail the enclosed consent card to BlueLine Partners, L.L.C. at 4115 Blackhawk Plaza Circle, Suite 100, Danville, California 94506, Attention: Scott A. Shuda.

        If (and more likely) your shares of Criticare’s common stock are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a consent card with respect to your shares of Criticare’s common stock and only upon receipt of specific instructions from you. Accordingly, you should forward the consent card to the person responsible for your account with the following written information and instructions:

1.	Name of the account holder
2.	Account number
3.	Number of shares to be voted or your behalf
4.	Explicit instructions such as “vote yes on all of the proposals”
5.	Request that these instructions be forwarded to the Corporate Actions Department at your brokerage firm
6.	Instruct that the executed consent card be mailed to BlueLine as specified on the consent card

        BlueLine urges you to provide a copy of your instructions to BlueLine Partners, L.L.C. at 4115 Blackhawk Plaza Circle, Suite 100, Danville, California 94506, facsimile: (925) 648-2086, Attention: Scott A. Shuda, so that BlueLine will be aware of all instructions given and can attempt to ensure that such instructions are followed.

        If you have any questions about executing your consent or require assistance, please contact:

BlueLine Partners, L.L.C.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506
Telephone: (925) 648-2085
Facsimile: (925) 648-2086
Attention: Scott A. Shuda

TABLE OF CONTENTS

SUMMARY		9
The Proposals		9
Voting Securities and Principal Holders		9
Consent Procedure		9
REASONS FOR THE SOLICITATION		10
THE PROPOSALS		11
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF		14
SOLICITATION OF CONSENTS		14
CONSENT PROCEDURE		14
Effectiveness and Revocation of Consents		16
Special Instructions		16
Appraisal Rights		17
Additional Information		18
ANNEX I	II	-1
ANNEX II	II	-1

SUMMARY

        The information in this summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Consent Statement.

THE PROPOSALS

        BlueLine is soliciting written consents from the Company’s stockholders to repeal amendments to the Company’s By-laws adopted subsequent to March 13, 2006 and prior to the effectiveness of the Proposals, amend the Company’s By-laws to provide that the entire board of directors will be elected each year, remove all six of the present directors of the Company, amend the Company’s By-laws to fix the number of directors of the Company at five (5) and elect the Nominees to serve as the directors of the Company.

VOTING SECURITIES AND PRINCIPAL HOLDERS

        The Company’s common stock constitutes the only class of voting securities of the Company. Accordingly, only holders of the Company’s common stock are entitled to execute consents. For information regarding persons believed to be the beneficial owners of more than 5% of the Company’s common stock, see “Voting Securities and Principal Holders Thereof” below.

CONSENT PROCEDURE

        BlueLine will pay all costs in connection with its solicitation of consents. The consents are being solicited pursuant to the procedure established by Sections 228 and 213 of the DGCL. Stockholders of record as of the close of business on the Record Date are entitled to consent to the Proposals. The Proposals will become effective when properly completed, unrevoked consents are signed by the holders of record on the Record Date of a majority of the shares of the Company’s common stock then outstanding and such consents are delivered to the Company. The effectiveness of each of the Proposals is subject to, and conditioned upon, the sequential adoption of each of the prior Proposals by the holders of record, as of the close of business on the Record Date, of a majority of the shares of the Company’s common stock then outstanding (including the receipt of consents from such holders to the removal of each member of the Company’s Board of Directors and to the election of each Nominee). To be effective, the requisite consents must be delivered to the Company by October 27, 2006. Accordingly, we ask that you deliver your signed, dated and properly completed consent to BlueLine no later than October 25, 2006.

REASONS FOR THE SOLICITATION

        BlueLine beneficially owns approximately 10.7% of Criticare’s outstanding shares. We are acting as a stockholder that is concerned about its investment in the Company and asking for your consent and support in re-forming the Company’s Board to include a new majority of directors independent of management and committed to closely monitoring and promoting the accountability of senior management, advocating corporate governance improvements, and encouraging and overseeing efforts to maximize stockholder value. To provide for Board continuity and the perspective and skills of two directors with experience relevant to the Company’s current situation, the consent also asks you to re-elect two existing directors, Emil Soika, the Company’s Chief Executive Officer, and Sam Humphries, a current outside director and experienced executive for several medical device companies, to serve as directors.

        BlueLine is concerned that the Company’s current Board of Directors has failed to properly monitor the Company’s business and to encourage actions necessary to maximize stockholder value. BlueLine has repeatedly articulated these concerns in its filings made with Securities and Exchange Commission (the “SEC”). While it appears that BlueLine’s efforts have had some effect, BlueLine does not believe that the current Board of Directors has reformed its practices to a degree sufficient to properly execute its duties to the stockholders.

        To assist in this regard, BlueLine has previously volunteered to join the Board and has on several occasions submitted the names of highly-qualified and independent Board candidates. The Board has never contacted any of these nominees or even acknowledged receipt of BlueLine’s recommendations. Board members do not return BlueLine’s phone calls and, in BlueLine’s opinion, they do not properly understand their role in representing the interests of the Company’s stockholders. Rather, BlueLine believes, members of the Board understand and act as if their primary duty is to support management, whatever the Company’s performance.

        BlueLine believes that it is time for the Company’s stockholders to have representation in the boardroom to promote the accountability of senior management, advocate corporate governance improvements and encourage and oversee efforts to maximize stockholder value. Each of the New Directors has significant management and/or finance experience and expertise and is well suited to work with, assist and monitor the Company and its management in the execution of the Company’s business plan. We believe that, given their strong backgrounds, the New Directors will bring valuable insights to the Company that will help facilitate and enhance long term value for the Company’s stockholders. Among the areas BlueLine believes the New Directors will add value to the Board are:

o Domain expertise in healthcare
o Experience working for and running medical device companies
o Experience serving as members of board of directors of public companies
o Experience and expertise with new regulatory requirements including Sarbanes-Oxley and Regulation FD
o Financial expertise, including assisting in the creation of operating plans and budgets
o Experience in establishing performance-based compensation plans for senior management
o Experience in evaluating and executing strategic transactions

        Most important, the New Directors will be independent of management and possess no loyalties other than to represent and safeguard the interests of the stockholders who have elected them. Other than William Moore, all of the Nominees are also independent of BlueLine. The New Directors are committed to working for stockholders to ensure the Company has a competent management team, all of the personnel and skills necessary to execute the Company’s business plan, better corporate governance and that all appropriate options are explored to maximize stockholder value.

THE PROPOSALS

        BlueLine is seeking written stockholder consents without a meeting to the Proposals, which consist of taking the following actions in the following order:

1.	Repeal each provision of the Company’s By-laws or amendment thereto adopted subsequent to March 13, 2006 and prior to the effectiveness of the Proposals;

2.	Amend Section 3.02 of Article III of the Company’s By-laws to provide that the entire board of directors will be elected each year;

3.	Remove all six of the present members of the Board of Directors of the Company and any person or persons elected or designated by any such directors to fill any vacancy or newly created directorship;

4.	Amend Section 3.01 of Article III of the Company’s By-laws to fix the number of directors of the Company at five (5); and

5.	Elect William Moore, Cindy Collier, and Robert Munzenrider and re-elect Emil Soika and Sam Humphries as the directors of the Company.

        The effectiveness of each of the Proposals is subject to, and conditioned upon, the sequential adoption of each of the prior Proposals by the holders of record, as of the close of business on the Record Date, of a majority of the shares of the Company’s common stock then outstanding (including the receipt of consents from such holders to the removal of each member of the Company’s Board of Directors and to the election of each Nominee).

        BLUELINE RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS.

PROPOSAL NO. 1 – REPEAL OF CERTAIN BYLAW PROVISIONS AND AMENDMENTS

        This Proposal would repeal any measures taken by the current Board of Directors to amend the Company’s By-laws adopted after March 13, 2006 (or earlier if such amendment has not been filed with the SEC). This Proposal is designed to prevent the Company’s Board of Directors from taking actions to amend the Company’s By-laws to attempt to nullify the actions taken by the stockholders pursuant to the Proposals or to create new obstacles to the effectiveness of any of the Proposals. The Company’s By-laws filed on March 13, 2006 (the most recent publicly available version of the Company’s By-laws) state that they reflect all amendments adopted through March 13, 2006. Accordingly, this Proposal would not repeal any provision of the Company’s By-laws that has been publicly disclosed prior to the date hereof (although, as noted above, other Proposals for which consents are solicited hereby would amend Sections 3.01 and 3.02 of Article III of the Company’s By-laws). If, however, the Company’s Board of Directors has adopted since March 13, 2006, or adopts prior to the effectiveness of the Proposals, any amendment to the Company’s By-laws, this Proposal would repeal such amendment so as to prevent the Company from creating new obstacles to the effectiveness of any of the Proposals or negatively affecting our ability to obtain stockholder consents or effectuation of the will of the stockholders expressed in such consents.

PROPOSAL NO. 2 - AMENDMENT OF BY-LAWS TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

        This Proposal provides for the amendment of Section 3.02 of Article III of the Company’s By-laws to provide for the annual election of each member of the Board of Directors. This amendment to the Company’s By-laws is set forth in it is entirety in Annex I to this Consent Statement. The Company’s By-laws currently provide that the Board of Directors will be divided into three classes with the term of the one class expiring each year. This By-law amendment is designed to “de-stagger” the Board and provide for the annual election of the entire Board of Directors which will encourage accountability of the Board of Directors to the stockholders.

PROPOSAL NO. 3 – REMOVAL OF DIRECTORS

        Subject to approval of Proposal No. 2, this Proposal provides for the removal without cause of each member of the current Board of Directors of the Company and any other person who may be appointed as a director prior to the time the action proposed to be taken by this consent procedure becomes effective. Based on the publicly available information, the directors who would currently be removed are: Higgins D. Bailey, Jeffrey T. Barnes, Sam Humphries, N.C. Joseph Lai, Emil H. Soika and Stephen K. Tannenbaum.

PROPOSAL NO. 4 - AMENDMENT OF BY-LAWS TO SET THE SIZE OF THE BOARD AT FIVE

        This Proposal provides for the amendment of Section 3.01 of Article III of the Company’s By-laws to fix the number of directors at five (5). This amendment to the Company’s By-Laws is set forth in its entirety in Annex II to this Consent Statement. The Company’s By-laws currently provide that the number of directors of the corporation shall be the number the Board of Directors establishes from time to time, but not fewer than two (2) and no more than seven (7). This By-law amendment is designed to declassify the Board and reduce the number of directors constituting the Company’s Board of Directors to five, which is how many directors would be in office if the Proposal to remove the incumbent directors is approved and the Nominees are elected.

PROPOSAL NO. 5 – ELECTION OF NOMINEES

        This Proposal provides, upon the effectiveness of Proposals 2, 3 and 4, for the election as directors of the Company of the following Nominees: William Moore, Cindy Collier, Robert Munzenrider, Emil Soika and Sam Humphries, each of whom is either currently a director or has consented to serve as a new director, if elected, until the next annual meeting of stockholders and until his or her successor has been elected and qualified. One of the Nominees, William Moore, is director of BlueLine Partners, L.L.C. which may be deemed to beneficially own 1,318,700 shares of the Company’s outstanding Common Stock.

        BlueLine’s principal purpose in seeking to elect the Nominees to the Company’s Board of Directors is to install a Board of Directors that is independent of management and is willing, consistent with their fiduciary duties to the Company’s stockholders, to take a more active role in directing and overseeing management while maintaining continuity and perspective relevant to the Company’s current situation through the re-election of two current directors, Emil Soika and Sam Humphries.

        Each director has an obligation under the DGCL to discharge his or her duties as a director on an informed basis, in good faith, with due care and in a manner the director honestly believes to be in the best interests of the Company. The Nominees intend to discharge these obligations fully.

        Although BlueLine has no reason to believe that any of the Nominees will be unable or unwilling to serve as directors, if any of the Nominees is not available for election, the Board of Directors, including any Nominee or Nominees who are elected pursuant to this proposed action by written consent will vote for the election of such other nominee or nominees as may be proposed by BlueLine.

        The following biographical summaries, set forth the experience of the individuals BlueLine nominates to serve as directors of the Company:

NEW DIRECTORS

William M. Moore (57) has served as a director of BlueLine Partners, L.L.C., an investment firm specializing in undervalued healthcare and technology companies, since February 2004. From March 2003 until February 2004, Mr. Moore was a general partner of Alpine Partners, a venture capital firm. Mr. Moore served as Chief Executive Officer of Metasensors, Inc., a medical device company, from August 1997 to March 2003. Mr. Moore is a co-founder and director of Natus Medical Inc. (NASDAQ: BABY), a publicly-traded medical device company, and serves as chairman of that company’s compensation committee and is a member of its nominating and governance committee.

Cindy E. Collier (49) has served as Chief Executive Officer of Valuation Solutions since 1988. Valuation Solutions provides valuation and strategic financial management consulting services to healthcare providers throughout the United States.  Ms. Collier has been an adjunct professor or guest lecturer on healthcare finance at the Darden Graduate School of Business at the University of Virginia (2002-2006), Capital University Law School (2003-2005), Duke University Medical School (2000-2005), The Fuqua School of Business at Duke University (1999 to 2001), and The Ohio State University Fisher College of Business (1997 to present). Ms. Collier is a certified public accountant.

Robert E. Munzenrider (61) is currently retired. From 1997 to 1998, Mr. Munzenrider served as Vice President and Chief Financial Officer of St. Jude Medical, Inc., an international medical device manufacturing and marketing company. In 1999, Mr. Munzenrider served as Vice President and Chief Financial Officer of the Glass Services Segment of Apogee Enterprises. He also served during part of 1999 as Executive Vice President and Chief Financial Officer of Eliance Corp., an e-commerce transaction processor. From 2000 to 2002, Mr. Munzenrider served as President of Harmon AutoGlass, a subsidiary of Apogee Enterprises, Inc. Mr. Munzenrider currently serves on the board of directors of Viad Corp. (NYSE: VVI) where he serves on the audit committee and the governance/nominating committee. Mr. Munzenrider also serves on the board of directors of ATS Medical, Inc. (NASDAQ: ATSI) where he is chairman of the audit committee and a member of the compensation committee.

DIRECTORS TO BE RE-ELECTED

Emil H. Soika (67) has served as President and Chief Executive Officer of the Company since November 1998. From November 1995 to September 1998, Mr. Soika served as Vice President and General Manager of Spacelabs Medical, a medical monitoring and clinical information systems company.

Sam B. Humphries (63) has served as President and Chief Executive Officer of Healthronics, Inc., a publicly-traded medical device company, since May 8, 2006. From January 2005 to May 2006, Mr. Humphries served as President and Chief Executive Officer of Uroplasty, Inc., a publicly-traded medical device company. He was previously a partner of Ascent Medical Technology Fund, L.P., a venture capital fund founded in 1995. Mr. Humphries serves on the Board of Directors of Healthronics, Inc., Uroplasty, Inc., Criticare Systems, Inc. and Universal Hospital Services, Inc.

VOTING SECURITIES AND
PRINCIPAL HOLDERS THEREOF

        The shares of the Company’s common stock constitute the only class of voting securities of the Company. Accordingly, only holders of the Company’s common stock are entitled to execute consents. The Company stated in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, that, as of March 31, 2006, there were 12,274,054 shares of the Company’s common stock outstanding. Each share of the Company’s common stock entitles its record holders to one vote. Stockholders of the Company do not have cumulative voting rights.

        The following table sets forth, as of the current date for BlueLine and as of June 30, 2006 filings for other entities, the name of each person who, based on publicly available information, owned beneficially more than 5% of the shares of the Company’s common stock outstanding at such date, the number of shares owned by each such person and the percentage of the outstanding shares represented thereby. The information below with respect to beneficial ownership is based upon information filed with the SEC pursuant to Sections 13(d), 13(f) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class
BlueLine Partners, L.L.C.(1)	1,318,700	10.7%
4115 Blackhawk Plaza Circle, Suite 100
Danville, CA 94506
Heartland Advisors, Inc.	1,154,400	9.4%
789 North Water Street
Milwaukee, WI 53202
Oberweis Asset Management, Inc.	733,200	6.0%
3333 Warrenville Road, Suite 500
Lisle, IL 60532

(1)     BlueLine Capital Partners, L.P. (“BCP”) and BlueLine Catalyst Fund VII, L.P. (“BlueLine Catalyst”) hold 872,500 and 446,200 shares of the Company’s Common Stock, respectively. As the general partner of BCP, BlueLine Partners L.L.C., a Delaware limited liability company (“BlueLine Delaware”), may be deemed to be the beneficial owner of the 872,500 shares of Common Stock held by BCP. As general partner of BlueLine Catalyst, BlueLine Partners, L.L.C., a California limited liability company (“BlueLine California”), may be deemed to be the beneficial owner of the 446,200 shares of Common Stock held by BlueLine Catalyst. Collectively, as of August 28, 2006, BCP, BlueLine Catalyst, BlueLine Delaware and BlueLine California own a total of 1,318,700 shares of Common Stock. One of the Nominees, William Moore, is a director of BlueLine Delaware.

        Certain information regarding the securities of the Company held by the Company’s directors, nominees, management and 5% shareholders is required to be contained in the Company’s proxy statement. Accordingly, reference is made to the Company’s proxy statement for such information. BlueLine does not make any representation as to the accuracy or completeness of the information contained in the Company’s proxy statement.

SOLICITATION OF CONSENTS

        Solicitation of consents may be made by the officers and directors of BlueLine. Consents will be solicited by mail, advertisement, telephone or telecopier or in person. No such persons will receive additional compensation for such solicitation.

        Banks, brokers, custodians, nominees and fiduciaries will be requested to forward solicitation materials to beneficial owners of the shares of the Company’s common stock. BlueLine will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable expenses for sending solicitation material to the beneficial owners.

        The cost of solicitation of consents to the Proposals will be borne by BlueLine. BlueLine will not seek reimbursement of the costs of this solicitation from the Company. Costs related to the solicitation of consents to the Proposals include expenditures for attorneys, consent solicitors, public relations advisors, printing, advertising, postage, litigation and related expenses and filing fees are expected to be approximately $_____ in the aggregate.

        BLUE LINE IS NOT REQUESTING OR AUTHORIZING ANY STOCKHOLDER OF THE COMPANY OR ANY RECIPIENT OF THIS CONSENT STATEMENT TO ASSIST WITH THE SOLICITATION OF STOCKHOLDER CONSENTS OR TO CONTACT STOCKHOLDERS OF THE COMPANY ON ITS BEHALF.

        If BlueLine acted in concert with other stockholders of the Company in conducting this consent solicitation, then it might be necessary for certain additional disclosures or filings to be made with the SEC, which could complicate BlueLine’s efforts. Accordingly, BlueLine is asking that you not solicit other stockholders or otherwise attempt to persuade them to return an executed consent.

CONSENT PROCEDURE

        Section 228 of the DGCL states that, unless the certificate of incorporation of a Delaware corporation otherwise provides, any action required to be taken at any annual or special meeting of stockholders of that corporation, or any action that may be taken at any annual or special meeting of those stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having no less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. The Company’s Restated Certificate of Incorporation does not prohibit stockholder action by written consent.

        Section 213(b) of the DGCL provides that the record date for determining the stockholders of a Delaware corporation entitled to consent to corporate action in writing without a meeting, when no prior action by the corporation’s Board of Directors is required and the Board has not fixed the record date, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of the stockholders are recorded. The Company’s Board has not fixed a record date with respect to the Proposals and no prior action is required by the Company’s Board of Directors with respect to the Proposals.

        BlueLine delivered the first consent on August 28, 2006 which means that the Record Date is August 28, 2006.

        If the Proposals are adopted, prompt notice will be given pursuant to Section 228(e) of the DGCL to stockholders who have not executed consents.

EFFECTIVENESS AND REVOCATION OF CONSENTS

        The corporate actions proposed herein will be adopted when properly completed, unrevoked consents are signed and dated by the holders of record on the Record Date of a majority of the shares of the Company’s common stock then outstanding and such consents are delivered to the Company, provided that under Section 228(c) of the DGCL the requisite consents must be delivered to the Company within 60 days of the earliest dated consent delivered to the Company, or October 27, 2006. However, we ask that stockholders submit signed, dated and properly completed consents to BlueLine Partners, L.L.C. no later than October 25, 2006. The effectiveness of each of the Proposals is subject to, and conditioned upon, the sequential adoption of each of the prior Proposals by the holders of record, as of the close of business on the Record Date, of a majority of the shares of the Company’s common stock then outstanding (including the receipt of consents from such holders to the removal of each member of the Company’s Board of Directors and to the election of each Nominee).

        BlueLine plans to present the results of a successful solicitation with respect to the corporate actions proposed herein to the Company as soon as possible.

        An executed consent may be revoked at any time before expiration by marking, dating, signing and delivering a written revocation before the time that the action authorized by the executed consent becomes effective. A revocation may be in any written form validly signed and dated by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card which is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered to BlueLine Partners, L.L.C. at 4115 Blackhawk Plaza Circle, Suite 100, Danville, California 94506, facsimile: (925) 648-2086, Attention: Scott A. Shuda or any other address provided by the Company. Although a revocation is effective if delivered to the Company, BlueLine requests that either the original or photostatic copies of all revocations of consents be mailed, faxed or otherwise delivered to BlueLine at the address set forth above, so that BlueLine will be aware of all revocations and can more accurately determine if and when signed, dated and properly completed consents to the actions described herein have been received from the holders of record on the Record Date of a majority of outstanding shares of the Company’s common stock.

SPECIAL INSTRUCTIONS

        If you were a record holder of shares of the Company’s common stock as of the close of business on the Record Date, you may elect to consent to, withhold consent to or abstain with respect to each Proposal by marking the “CONSENTS,” “DOES NOT CONSENT,” or “ABSTAIN” box, as applicable, underneath each such Proposal on the accompanying consent card and signing, dating and returning it promptly to BlueLine Partners, L.L.C. at 4115 Blackhawk Plaza Circle, Suite 100, Danville, California 94506, Attention: Scott A. Shuda.

        In addition, you may withhold consent to the removal of any individual member of the Company’s Board of Directors or to the election of any individual Nominee by writing such person’s name on the consent card in the section for withholding consent. However, the effectiveness of each of the Proposals is subject to, and conditioned upon, the receipt of consents from the holders of record on the Record Date of a majority of the shares of the Company’s common stock then outstanding to the removal of each member of the Company’s Board of Directors and to the election of each Nominee.

        If a stockholder returns a properly signed and dated consent but has failed to check a box marked “CONSENTS,” “DOES NOT CONSENT” or “ABSTAIN” for one or more of the Proposals, such stockholder will be deemed to have consented to each Proposal, except that such stockholder will not be deemed to have consented to the removal of any member of the Company’s Board of Directors or the election of any Nominee whose name the stockholder writes-in in the section for withholding consent on the consent card.

        BLUELINE RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS.

        YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED CONSENT CARD AND RETURN IT PROMPTLY TO BLUELINE PARTNERS, L.L.C., 4115 BLACKHAWK PLAZA CIRCLE, SUITE 100, DANVILLE, CALIFORNIA 94506, ATTENTION: SCOTT A. SHUDA.

        FAILURE TO RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

        If your shares of Criticare’s common stock are registered in your own name, please sign, date and mail the enclosed consent card to BlueLine Partners, L.L.C. at 4115 Blackhawk Plaza Circle, Suite 100, Danville, California 94506, Attention: Scott A. Shuda.

        If (and more likely) your shares of Criticare’s common stock are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a consent card with respect to your shares of Criticare’s common stock and only upon receipt of specific instructions from you. Accordingly, you should forward the consent card to the person responsible for your account with the following written information and instructions:

1.	Name of the account holder
2.	Account number
3.	Number of shares to be voted or your behalf
4.	Explicit instructions such as “vote yes on all of the proposals”
5.	Request that these instructions be forwarded to the Corporate Actions Department at your brokerage firm
6.	Instruct that the executed consent card be mailed to BlueLine as specified on the consent card

        BlueLine urges you to provide a copy of your instructions to BlueLine Partners, L.L.C. at 4115 Blackhawk Plaza Circle, Suite 100, Danville, California 94506, facsimile: (925) 648-2086, Attention: Scott A. Shuda, so that BlueLine will be aware of all instructions given and can attempt to ensure that such instructions are followed.

        If you have any questions about executing your consent or require assistance, please contact:

BlueLine Partners, L.L.C.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506
Telephone: (925) 648-2085
Facsimile: (925) 648-2086
Attention: Scott A. Shuda

APPRAISAL RIGHTS

        The stockholders of the Company are not entitled to appraisal rights in connection with the Proposals or this Consent Statement.

ADDITIONAL INFORMATION

        BlueLine has filed with the SEC a statement on Schedule 13D, which contains information in addition to that furnished herein. The Schedule 13D, including amendments thereto, may be inspected at, and copies may be obtained, from the public reference facilities maintained at the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

          BLUELINE PARTNERS, L.L.C.

Dated: __________, 2006

If you have any questions giving your Consent or require assistance, please contact:

BlueLine Partners, L.L.C.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506
Telephone: (925) 648-2085
Facsimile: (925) 648-2086
Attention: Scott A. Shuda

ANNEX I

FORM OF PROPOSED AMENDMENT TO SECTION 3.02
OF ARTICLE III OF THE COMPANY’S BY-LAWS

SECTION 3.02 Tenure and Qualifications. The directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until his/her successor is elected and shall qualify. A director may be removed from office by affirmative vote of a majority of outstanding shares entitled to vote for the election of such director, taken at a meeting of stockholders called for that purpose. A director may resign at any time by filing his/her written resignation with the Secretary of the corporation. Directors need not be residents of the State of Delaware or stockholders of the corporation.

I-1

ANNEX II

FORM OF PROPOSED AMENDMENT TO SECTION 3.01
OF THE ARTICLE III OF THE COMPANY’S BY-LAWS

SECTION 3.01 General Powers and Numbers. The business and affairs of the corporation shall be managed by and under the direction of its Board of Directors. The number of directors of the corporation shall be fixed at five (5).

II-1

PRELIMINARY COPY – SUBJECT TO COMPLETION

[FORM OF CONSENT CARD]

BLUELINE PARTNERS, L.L.C. IN OPPOSITION TO
THE BOARD OF DIRECTORS OF CRITICARE SYSTEMS, INC.

        Unless otherwise indicated below, the undersigned, a stockholder of record of Criticare Systems, Inc. (the “Company”) on August 28, 2006 (the “Record Date”), hereby consents pursuant to Section 228(a) of the General Corporation Law of the State of Delaware with respect to all shares of common stock of the Company held by the undersigned to the taking of the following actions in the following order without a meeting of the stockholders of the Company:

1.	Repeal each provision of the Company By-laws or amendments thereto adopted subsequent to March 13, 2006 and prior to the effectiveness of the Proposals.

                            CONSENTS                DOES NOT CONSENT                ABSTAIN

2.	Amendment of Section 3.02 of Article III of the Company’s By-laws to provide that the entire board of directors will be elected each year.

                            CONSENTS                DOES NOT CONSENT                ABSTAIN

3.

The removal of each incumbent director of the Company as follows: Higgins D. Bailey, Jeffrey T. Barnes, Sam Humphries, N.C. Joseph Lai, Emil H. Soika, and Stephen K. Tannenbaum, and any other person who is a director of the Company at the time the action taken by this written consent becomes effective.

                            CONSENTS                DOES NOT CONSENT                ABSTAIN

INSTRUCTION	FOR PROPOSAL NO. 3: To consent, withhold consent or abstain from consenting to the removal of all of the above-named directors and any other person who is a director of the Company at the time the action taken by this written consent becomes effective, check the appropriate box above. If you wish to consent to the removal of certain of the above-named directors and/or certain of the directors not named above who are directors of the Company at the time the action taken by this written consent becomes effective, but not all of them, check the “CONSENTS” box above and write the name of each person you do not wish removed in the following space:

If no box is marked above with respect to this Proposal No. 3, the undersigned will be deemed to consent to such
         Proposal, except that the undersigned will not be deemed to consent to the election of any candidate whose name is written-in in the space provided above.

4.	Amendment of Section 3.01 of Article III of the Company’s By-laws to fix the number of directors of the Company at five (5).

                            CONSENTS                DOES NOT CONSENT                ABSTAIN

5.

The election of the following persons as directors of the Company to hold office until their successors are elected and qualified: William Moore, Cindy Collier, Robert Munzenrider, Emil Soika and Sam Humphries.

                            CONSENTS                DOES NOT CONSENT                ABSTAIN

INSTRUCTION	FOR PROPOSAL NO. 5: To consent, withhold consent or abstain from consenting to the election of all of the above-named persons, check the appropriate box above. If you wish to consent to the election of certain of the above-named persons, but not all of them, check the “CONSENTS” box above and write the name of each such person you do not wish elected in the following space:

Initial:________
Date:_________

If no box is marked above with respect to this Proposal No. 5, the undersigned will be deemed to consent to such
         Proposal, except that the undersigned will not be deemed to consent to the election of any candidate whose name is written-in in the space provided above.

        The provisions of the Consent Statement dated __________, 2006 of BlueLine Partners, L.L.C., which more fully sets forth the amendments to the By-laws of the Company described in Items 1, 2 and 4 above, including the precise wording of such amendments, are incorporated herein by reference.

        IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

        The effectiveness of each of the proposals set forth above is subject to, and conditioned upon, the sequential adoption of each of the proposals in the order set forth above by the holders of record as of the close of business on the Record Date of the majority of shares of the Company’s common stock then outstanding (including the receipt of consents from such holders to the removal of each member of the Board of Directors of the Company and to the election of each Nominee).

Signature for Beneficial Owners that are Also	Signature for Registered Holders (such as a brokerage
Registered Holders	firm) acting at the Instruction of Beneficial Owners
Please initial the first page of this consent card and	Please initial the first page of this consent card and
sign below exactly as your name appears on stock	sign below per the instructions of the beneficial owner.
certificates. When shares are held by joint tenants, both
should sign. In case of joint owners, EACH joint owner	Dated:_________________________
should sign. When signing as attorney, executor,
administrator, trustee, guardian, corporate officer, etc.,	___________________________________
give full title as such	Name of Registered Holder
Dated:________________________________	____________________________________
Signature
_____________________________________
Signature	_____________________________________
Name/Title
_____________________________________
Signature, if held jointly
_____________________________________
Title or Authority (if held by corporation
or partnership)
______________________________________	______________________________________
Number of Shares Held as of the Record Date	Number of Shares Held as of the Record Date
(August 28, 2006)	(August 28, 2006)

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED. PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY TO THE FOLLOWING:

BLUELINE PARTNERS, L.L.C.
4115 BLACKHAWK PLAZA CIRCLE, SUITE 100
DANVILLE, CALIFORNIA 94506
ATTENTION: SCOTT A. SHUDA

THIS SOLICITATION IS BEING MADE BY BLUELINE PARTNERS, L.L.C. AND NOT ON BEHALF OF
THE BOARD OF DIRECTORS OF CRITICARE SYSTEMS, INC.

2

IMPORTANT INSTRUCTIONS ON VOTING YOUR SHARES

        If your shares of Criticare’s common stock are registered in your own name, please sign, date and mail the enclosed consent card to BlueLine Partners, L.L.C. at 4115 Blackhawk Plaza Circle, Suite 100, Danville, California 94506, Attention: Scott A. Shuda.

        If (and more likely) your shares of Criticare’s common stock are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a consent card with respect to your shares of Criticare’s common stock and only upon receipt of specific instructions from you. Accordingly, you should forward the consent card to the person responsible for your account with the following written information and instructions:

1.	Name of the account holder
2.	Account number
3.	Number of shares to be voted or your behalf
4.	Explicit instructions such as “vote yes on all of the proposals”
5.	Request that these instructions be forwarded to the Corporate Actions Department at your brokerage firm
6.	Instruct that the executed consent card be mailed to BlueLine as specified on the consent card

        BlueLine urges you to provide a copy of your instructions to BlueLine Partners, L.L.C. at 4115 Blackhawk Plaza Circle, Suite 100, Danville, California 94506, facsimile: (925) 648-2086, Attention: Scott A. Shuda, so that BlueLine will be aware of all instructions given and can attempt to ensure that such instructions are followed.

        If you have any questions about executing your consent or require assistance, please contact:

BlueLine Partners, L.L.C.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506
Telephone: (925) 648-2085
Facsimile: (925) 648-2086
Attention: Scott A. Shuda

3